Exhibit 99.1
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. COMPLETES ACQUISITION OF GEAR FOR SPORTS
Hanesbrands Expands its Industry-Leading Graphic Apparel Capabilities with Addition of Leading Seller of Licensed Logo Apparel in Collegiate Bookstores and Other Channels
WINSTON-SALEM, N.C. (Nov. 1, 2010) — Hanesbrands Inc. (NYSE: HBI) today announced that it has completed its acquisition of GearCo, Inc., known as Gear For Sports, a leading seller of licensed logo apparel in collegiate bookstores and other channels.
Hanesbrands acquired Gear For Sports, which sells embellished licensed apparel under several brand names, including Hanesbrands’ fast-growing Champion label, for $55 million and the retirement of approximately $172 million of debt.
Gear For Sports, which has sales of approximately $225 million a year, is expected to contribute approximately $30 million in sales to Hanesbrands’ revenue in the fourth quarter. Hanesbrands included the expected contributions from Gear For Sports in its 2010 sales and earnings guidance issued with the announcement of its third-quarter results on Oct. 27.
“We are very excited to have the strong Gear For Sports operation and management team join Hanesbrands and its powerful global supply chain,” Hanesbrands Chairman and Chief Executive Officer Richard A. Noll said. “Together we have tremendous opportunities to drive new growth and take additional market share in the licensed college, resort and golf channels.”
The Gear For Sports acquisition significantly strengthens the company’s strategy of creating stronger branded and defensible businesses in its Outerwear segment, which has included building its Champion activewear brand and increasing sales of higher-margin graphic apparel. With the acquisition, approximately 20 percent to 25 percent of Hanesbrands’ Outerwear Segment sales will be graphic apparel.
“We are creating very strong capabilities to serve the large and growing embellished apparel market,” Noll said. “Gear For Sports complements our separate retail graphic apparel business and significantly strengthens our Outerwear segment.”

Hanesbrands Inc. Completes Acquisition of Gear For Sports — Page 2
Gear For Sports President Larry Graveel said, “We are looking forward to taking our success to the next level as part of Hanesbrands. Combining our business model in licensed logo apparel with the assets of Hanesbrands will enable us to extend and expand those attributes that set us apart as an industry leader. It’s a seamless and natural fit between two organizations that have strong customer-focused, growth-oriented cultures.”
Founded in 1974, Gear for Sports is one of the largest providers of college and professional athletic licensed logo apparel, selling T-shirts, fleece and other embellished sportswear to college bookstores, golf pro shops and leisure resorts. The company sells apparel under Champion, Gear for Sports and other brands.
Cautionary Statement Concerning Forward-Looking Statements
Statements in press releases, made at investor conferences, or contained in certain other written, electronic and oral communications that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the effect of the Gear For Sports acquisition on the company’s financial results, the company’s long-term goals, and trends associated with the company’s business. These forward-looking statements, if made, are based on current intent, beliefs, plans and expectations, and involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements, including risks related to integrating Gear For Sports and the failure to realize anticipated synergies or operational efficiencies over time. The company cautions investors not to place undue reliance on any forward-looking statements and encourages investors to review risk factors contained in the company’s most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, registration statements, press releases and other communications. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear For Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Hanesbrands has approximately 50,000 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. More information about the company and its corporate social responsibility initiatives, including the company’s 2010 U.S. Environmental Protection Agency Energy Star Partner of the Year Award and No. 91 ranking on Newsweek’s 500 greenest companies list, may be found on the Hanesbrands Internet website at www.hanesbrands.com.
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